Exhibit 99.1

Arch Therapeutics’ AC5® Advanced Wound System Receives Dedicated HCPCS Billing Code from The Centers for Medicare & Medicaid Services

The new code represents a key milestone for the commercialization of AC5® Advanced Wound System in doctors’ offices and other outpatient settings

FRAMINGHAM, MA – March 9, 2023 – Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a marketer and developer of novel self-assembling wound care and biosurgical products, today announced that the Centers for Medicare and Medicaid Services (“CMS”) established a new Level II Healthcare Common Procedure Coding System (“HCPCS”) code dedicated to the Company’s AC5 ® Advanced Wound System (“AC5”).

The new HCPCS code, “A2020,” will become effective on April 1, 2023, creating a new pathway for reimbursement of AC5. The HCPCS code is expected to improve the ability of providers to charge CMS and other insurers for AC5 used in doctors’ offices, wound care clinics, hospital outpatient departments and ambulatory surgical centers.

Terrence Norchi, MD, Chief Executive Officer of Arch Therapeutics, said, “We have been eagerly anticipating the announcement of a unique HCPCS code for AC5. CMS’s decision to establish a separate HCPCS code for AC5 marks an important milestone for Arch in our ability to commercialize AC5 by facilitating access for providers and patients. Many clinicians have expressed interest in AC5 but have been hesitant to order in the absence of a dedicated HCPCS code. We believe that the A2020 code will improve access for new and recurring customers as well as enhance our ability to work directly with payors to advocate for clinically appropriate payment policies that can drive revenue growth.”

AC5 was cleared as a device by the Food and Drug Administration (“FDA”) for the management of partial and full-thickness wounds, such as pressure sores, leg ulcers, diabetic ulcers, and surgical wounds. AC5 is a synthetic self-assembling wound care product that provides clinicians with multi-modal support and utility across all phases of wound healing. Case studies demonstrating that AC5 can lead to improved outcomes, including limb salvage, even for patients who have not responded to alternative modalities, may be found here: https://www.archtherapeutics.com/technology/clinical-data.

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About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company with a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma, and interventional care. Arch is developing wound care and biosurgical products based on an innovative self-assembling peptide technology platform with the goal of improving healing outcomes for patients. Arch has received regulatory clearance to market AC5® Advanced Wound System in the United States and AC5® Topical Hemostat in Europe. Arch's development stage product pipeline includes AC5-GTM for endoscopic resection of gastrointestinal tumors, AC5-V® for hemostasis during vascular surgery and AC5 Surgical HemostatTM for general surgical hemostasis, among others.1,2

1 AC5-G, AC5-V, and AC5 Surgical Hemostat are currently investigational devices limited by law to investigational use.

2 AC5, AC5-G, AC5-V and associated logos are trademarks and/or registered trademarks of Arch Therapeutics, Inc. and/or its subsidiaries.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our ability to recruit additional field sales representatives and their effectiveness, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to satisfy our existing obligations and continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to obtain the inclusion of our AC5® Advanced Wound System on targeted federal supply schedules, our ability to develop and commercialize products based on our technology platform, and market conditions, and our ability to establish additional commercialization partnerships and build a critical mass of field sales representatives. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Contact:

ARTH Investor Relations

Toll Free: +1.855.340.ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Michael Abrams

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617.431.2333

Email: mabrams@archtherapeutics.com